Oppenheimer Commodity Strategy Total Return Fund
NSAR Exhibit - Item 77D

Oppenheimer Commodity Strategy Total Return Fund (the “Registrant”) has added a wholly-owned subsidiary.  A description is contained in the prospectus and statement of additional information dated September 28, 2006, filed in Post-Effective Amendment No. 15 to the Registrant’s Registration Statement, Accession Number 0000728889-06-000831, which is hereby incorporated by reference in response to Item 77D of the Registrant’s Form N-SAR.